SECURITIES PURCHASE AGREEMENT

Dated as of November 3, 2025

This Securities Purchase Agreement (this “Agreement”) is entered into by and between Stewards Inc., a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada (the “Company”), and Dolomite Foundation, a foundation duly organized, validly existing, and in good standing under the laws of the Cayman Islands (the “Lead Investor”), acting for itself and as duly authorized agent and attorney-in-fact for each of the investors listed in Schedule A with full power and authority to bind each such investor to the terms hereof (the “Dolomite Syndicate,” and together with the Lead Investor, the “Investors,” and each an “Investor”).

RECITALS

WHEREAS, the Company desires to issue and sell pre-funded warrants to purchase shares of its common stock in a private placement transaction structured as a private investment in public equity (“PIPE”) exempt from registration under Regulation D, Rule 506(c) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Investors desire to purchase such pre-funded warrants and provide an aggregate investment amount of $10,000,000 in $DOLO tokens as in-kind consideration, as contemplated by the non-binding Term Sheet dated October 30, 2025 (the “Term Sheet”);

WHEREAS, the transaction is intended to foster a symbiotic partnership between the Company and the Lead Investor for initiatives in private credit, real estate tokenization, and treasury management involving digital assets;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1:

DEFINITIONS

1.1   Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)  “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person, as such terms are used in and construed under Rule 405 of the Securities Act.

(b)  “Agreement” means this Securities Purchase Agreement, including all Exhibits and Schedules hereto, as may be amended, supplemented, or otherwise modified in accordance with its terms.

(c)  “Arbitration” means binding arbitration conducted in New York, New York, under the Commercial Arbitration Rules of the American Arbitration Association, as provided in Section 14.1.

(d)  “Blue Sky Laws” means the securities laws, regulations, or rules of any U.S. state or territory applicable to the issuance or sale of the Securities.

(e)  “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in New York, New York, are authorized or required by law to be closed.

(f)  “Closing” means the consummation of the purchase and sale of the Warrants contemplated by this Agreement on November 3, 2025, or such other date as mutually agreed by the Company and the Lead Investor.

(g)  “Closing Date” means the date on which the Closing occurs.

(h)  “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(i)   “Common Stock” means the Company’s common stock, par value $0.0001 per share, as traded on the OTC Markets or, upon successful uplisting, the Nasdaq Stock Market.

(j)   “Company Wallet” means the digital wallet address to be designated by the Company for receipt of the Tokens. The Company shall use commercially reasonable efforts to establish institutional-grade custody infrastructure (which may include, without limitation, Bitgo or Fordefi) and shall communicate the final Company Wallet address to the Lead Investor and the Multi-Sig Wallet signatories in writing no later than thirty (30) calendar days following the Closing Date (or such later date as the Company and the Lead Investor may mutually agree in writing). Until such designation, all Token releases from the Multi-Sig Wallet pursuant to Section 2.6(b) shall remain in the Multi-Sig Wallet pending Company Wallet designation.

(k)  “Disclosure Schedule” means Schedule C to this Agreement, setting forth exceptions to the representations and warranties of the Company, arranged to correspond to the numbered sections of Article 3.

(l)   “DTC” means the Depository Trust Company, responsible for the electronic settlement and transfer of the Company’s Common Stock.

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(m)  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

(n)  “Multi-Sig Wallet” means the on-chain multi-signature wallet (such as a Gnosis Safe or equivalent institutional-grade smart contract wallet acceptable to both parties) to be deployed on the Arbitrum One blockchain for the purpose of holding all Tokens delivered pursuant to this Agreement. The Multi-Sig Wallet shall be configured as follows: (i) four (4) signatories: two (2) designated by the Lead Investor (the “Investor Signatories”) and two (2) designated by the Company (the “Company Signatories”); (ii) threshold of three

(3) out of four (4) signatures required to authorize any Token transfer; (iii) no single party may unilaterally modify signatories or threshold without the other party’s written consent; and

(iv) the wallet address and initial configuration shall be set forth in Exhibit C (Multi-Sig Wallet Configuration) and deployed within five (5) Business Days after the Closing Date.

(o)  [Intentionally Omitted]

(p)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q)  “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

(r)  “GAAP” means United States Generally Accepted Accounting Principles, consistently applied.

(s)  “Knowledge” means the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer, after reasonable inquiry of their direct reports.

(t)   “Material Adverse Effect” means any event, change, occurrence, or circumstance that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (i) the business, operations, financial condition, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents, excluding effects resulting from general economic conditions, securities market fluctuations, or volatility in cryptocurrency markets.

(u)  “Material Contract” means any contract, agreement, or commitment required to be disclosed pursuant to Item 601 of Regulation S-K under the Securities Act.

(v)  “Nasdaq” means the Nasdaq Stock Market or any successor national securities exchange where the Common Stock is listed following uplisting.

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(w)  “OTC Markets” means the OTC Markets Group, Inc., where the Company’s Common Stock is currently quoted under “FAVO,” to be updated to “SWRD” in line with the Company’s new name, Stewards, Inc., upon receipt of a market effective date from FINRA.

(x)  “Person” means any individual, corporation, partnership, limited liability company, trust, association, governmental entity, or other entity, whether domestic or foreign.

(y)  “Regulation D” means Regulation D under the Securities Act, specifically Rule 506(b), governing private placements without general solicitation or advertising.

(z)  “SEC” means the United States Securities and Exchange Commission.

(aa) “Securities” means the Warrants and the Shares issuable upon exercise thereof.

(bb) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc) “Shares” means the shares of Common Stock issuable upon exercise of the Warrants pursuant to the terms of the Warrant Agreement.

(dd) “SOX” means the Sarbanes-Oxley Act of 2002, as amended, and the regulations promulgated thereunder.

(ee) “Subsidiary” means any entity in which the Company, directly or indirectly, owns or controls more than 50% of the voting securities or equivalent equity interests.

(ff) “Tokens” means $DOLO tokens, an ERC-20 token issued on the Berachain layer 2 blockchain but also available on the Ethereum Mainet blockchain and the Arbitrum layer 2 blockchain (contract address: 0x0F81001eF0A83ecCE5ccebf63EB302c70a39a654 on all three blockchains), used as in-kind consideration for the purchase of the Warrants.

(gg) “Transaction Documents” means this Agreement, the Warrant Agreement, and all Exhibits and Schedules hereto, including any amendments or supplements thereto.

(hh) “Transfer Agent” means Clear Trust, the Company’s designated transfer agent for the Common Stock, or its successor.

(ii) “VWAP” means the volume-weighted average price over the specified 30 consecutive Trading Days. For the Company’s Common Stock, VWAP shall be determined using share price and volume data as reported on

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Google Finance (which sources real-time data directly from the OTC Markets, Nasdaq, or NYSE, as applicable). For Tokens, VWAP shall be determined based on trading data reported on Coinbase, or if unavailable, from another reputable exchange mutually agreed by the Parties. A Trading Day means any day on which the relevant market or exchange is open for trading.

(jj) “Warrant Agreement” means the agreement governing the terms and conditions of the Warrants, substantially in the form attached as Exhibit A.

(kk) “Warrants” means the pre-funded warrants to purchase Shares, issued to the Investors pursuant to this Agreement and the Warrant Agreement.

1.2   Interpretation. Unless the context otherwise requires, (i) references to Articles, Sections, Exhibits, or Schedules are to those in this Agreement; (ii) the singular includes the plural and vice versa; (iii) “including” means “including without limitation”; (iv) references to statutes include all rules and regulations thereunder; and (v) headings are for convenience only and do not affect interpretation.

ARTICLE 2: PURCHASE AND SALE

2.1   Issuance and Sale of Warrants. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties herein, at the Closing, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, Warrants to purchase up to 2,450,980 Shares of Common Stock for an aggregate investment amount of $10,000,000, payable in Tokens as in-kind consideration, structured in 10 equal tranches of $1,000,000 each, exercisable upon achievement of specified

$DOLO 30-day VWAP milestones as set forth in Schedule B. The exercise price of the Warrants shall be

$4.08, equal to the 30-day VWAP of the Common Stock ending on October 30, 2025 (the “Closing VWAP”). The Warrants shall be issued in accordance with the Warrant Agreement and shall remain valid until September 30, 2029, unless exercised earlier in accordance with their terms. The total Shares issuable upon full exercise of the Warrants under the Closing VWAP represent less than 20% of the Company’s outstanding Common Stock and voting power on a fully diluted basis as of the Closing Date, as confirmed in Schedule B and the Disclosure Schedule.

2.2  Payment of Consideration. Within five (5) Business Days after the Closing Date, the Investors shall deliver, or cause to be delivered, to the Multi-Sig Wallet a quantity of Tokens sufficient to cover the full aggregate investment amount of $10,000,000, calculated for each tranche as $1,000,000 divided by the relevant $DOLO trigger 30-day VWAP as set forth in Schedule B. Such delivery shall be made in accordance with Exhibit C (Multi-Sig Wallet Configuration) and Exhibit D (Token Delivery Annex). The Investors shall bear all gas and network fees associated with such transfer.

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2.3  Closing. The closing of the purchase and sale of the Warrants (the “Closing”) shall take place on November 3, 2025, or such other date as mutually agreed by the Company and the Lead Investor, remotely via the exchange of electronic documents and signatures, or at such other place as the parties may mutually agree in writing.

2.4  Closing Deliveries. At the Closing, the following deliveries shall be made:

(a)  Company Deliveries. The Company shall deliver, or cause to be delivered, to the Investors:

(i)   Executed counterparts of the Transaction Documents, each duly authorized, executed, and delivered by the Company.

(ii)  A certificate of the Company’s Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying that (A) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date, and (B) no Material Adverse Effect has occurred or is continuing.

(iii)   Certified copies of resolutions adopted by the Company’s board of directors, and, if required, its shareholders, authorizing the execution, delivery, and performance of the Transaction Documents and the issuance of the Warrants and Shares.

(iv)  Written designation of the two (2) Company Signatories for the Multi-Sig Wallet, including their public keys or wallet addresses.

(b)  Investor Deliveries. Each Investor shall deliver, or cause to be delivered, to the Company:

(i)   Executed counterparts of the Transaction Documents, each duly authorized, executed, and delivered by such Investor.

(ii)   Confirmation that all Tokens have been transferred to the Multi-Sig Wallet in accordance with Section

2.2 and Exhibit C, with on-chain transaction hash provided.

(iii)   Written confirmation of waivers for any unvested Tokens held by each Investor from the 2023 seed raise, in form and substance reasonably satisfactory to the Company.

(iv)  Written designation of the two (2) Investor Signatories for the Multi-Sig Wallet, including their public keys or wallet addresses.

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(v)  A certificate of the Lead Investor, in form and substance satisfactory to the Company, confirming that:

(A) it is duly authorized to execute this Agreement on behalf of itself and each member of the Dolomite Syndicate; (B) each member of the Dolomite Syndicate is an accredited investor under Rule 501(a); and (C) the allocation of Warrants and Tokens in Schedule A is final and binding.

2.5   Use of Proceeds. The Company shall be entitled to use the Tokens received as consideration for the Warrants for purposes including, but not limited to, treasury building, borrowing collateral, staking, governance voting, or other services available to Token holders, as determined by the Company in its sole discretion, subject to the restrictions set forth in Section 2.7.

2.6  Tranche Mechanics.

(a)  Exercise Triggers. Each of the 10 tranches of Warrants, representing an investment value of $1,000,000 per tranche, shall become exercisable upon the $DOLO 30-day VWAP reaching the milestone prices set forth in Schedule B, calculated based on the $DOLO spot price as reported on Coinbase, or another reputable digital asset exchange mutually agreed by the parties if Coinbase delists $DOLO. The Company and the Lead Investor shall mutually verify the achievement of each VWAP milestone within 5 Business Days of the end of the relevant 30-day period.

(b)  Token Release. Upon mutual verification of a tranche trigger pursuant to Section 2.6(a), the Company and the Lead Investor shall coordinate to obtain three (3) out of four (4) signatures from the Multi-Sig Wallet signatories to authorize the transfer of the corresponding quantity of Tokens to the Company Wallet within five (5) Business Days. Such transfer shall be executed on-chain and documented with a transaction hash. In the event the Company Wallet has not yet been designated, the Tokens shall remain in the Multi-Sig Wallet until such designation is made.

(c)  Clawback. In the event the $DOLO 30-day VWAP falls below $0.01, all unvested Shares from unexercised tranches shall be subject to cancellation by the Company. Within ten (10) Business Days, the Company and Lead Investor shall coordinate to obtain three (3) out of four (4) signatures to return a pro-rata portion of the Tokens from the Multi-Sig Wallet to the original contributing Investors, valued at the higher of

(i) the then-current 30-day VWAP or (ii) $0.01 per Token.

2.7   Lockup and Token Hold Restrictions.

(a)  Share Lockup. Shares issued upon the exercise of any tranche of Warrants shall be subject to a 12-month lockup period commencing on the date of such exercise, during which no Investor may sell, transfer, assign, pledge, or otherwise dispose of such Shares, except as permitted by applicable law or with the prior written consent of the Company.

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(b)  Token Hold. The Company shall not dispose of Tokens received for 12 months following each tranche execution, except:

(i)   if the $DOLO 30-day VWAP falls below $0.01; or

(ii)   where the mark-to-market value of non-stablecoin digital assets approaches or exceeds 30% of the Company’s total balance sheet assets (as determined by management based on daily fair values in accordance with GAAP), to permit timely rebalancing or hedging and ensure compliance with regulatory or listing thresholds.

The Company acknowledges that certain Tokens subscribed to the PIPE by the Foundation and its syndicate members may be subject to vesting schedules, transfer restrictions, or other contractual lock-ups. The Company will endeavor to coordinate any disposal activity in good faith to respect such conditions and avoid triggering a breach.

2.8   Nasdaq Uplisting Contingency. If the Company’s Nasdaq uplisting is delayed beyond December 5, 2025, the parties shall negotiate in good faith to adjust the terms of Share issuance or the lockup period to ensure compliance with applicable Nasdaq listing requirements, including but not limited to Nasdaq Listing Rule 5635.

ARTICLE 3:

COMPANY REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Investors, as of the Closing Date, except as set forth in the Disclosure Schedule (which shall be arranged to correspond to the numbered sections below and shall qualify only the specific representations to which it refers), that:

(a)  Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as currently conducted and as described in its SEC filings. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  Authorization. The Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under the Transaction Documents. The execution, delivery, and performance of the

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Transaction Documents, including the issuance of the Warrants and the Shares issuable upon exercise thereof, have been duly authorized by all necessary corporate action on the part of the Company, including approval by the Company’s board of directors. To the extent required by applicable law, the Company’s charter, bylaws, or the rules of the OTC Markets or Nasdaq, the Company has obtained, or will obtain prior to Closing, all necessary approvals from its shareholders for the issuance of the Warrants and Shares and the consummation of the transactions contemplated hereby. The Transaction Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity.

(c)  Valid Issuance of Securities. The Warrants, when issued, sold, and delivered in accordance with this Agreement and the Warrant Agreement, will be duly authorized and validly issued, and the Shares, when issued upon exercise of the Warrants in accordance with the Warrant Agreement, will be duly authorized, validly issued, fully paid, and non-assessable, free of any preemptive rights, liens, claims, or encumbrances, except as set forth in this Agreement or imposed by applicable securities laws.

(d)  No Conflicts. The execution, delivery, and performance of the Transaction Documents by the Company, and the issuance and sale of the Warrants and Shares, do not and will not (i) violate or conflict with the Company’s articles of incorporation, bylaws, or other organizational documents; (ii) violate or conflict with any applicable law, rule, regulation, judgment, decree, or order; or (iii) result in a breach of, or constitute a default under, any Material Contract to which the Company is a party, except where such violation, conflict, breach, or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)  Consents and Approvals. All consents, approvals, authorizations, filings, or notices required for the execution, delivery, and performance of the Transaction Documents, including those required by the OTC Markets, Nasdaq, or applicable Blue Sky Laws, have been obtained or made, or will be obtained or made prior to the Closing, except where the failure to obtain or make such consents, approvals, or filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)  OTC/SEC Filings. The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements, and other documents required to be filed or furnished with the OTC Markets and the SEC under the Securities Act and the Exchange Act, including the Form S-1 to be filed by November 14, 2025, and the OTC report to be filed by November 14, 2025. Such filings, as of their respective filing or furnishing dates, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has disclosed the PIPE transaction and its digital asset strategy in such filings, as required by applicable law.

(g)  Financial Statements. The financial statements of the Company included in its SEC filings (i) have been prepared in accordance with GAAP, consistently applied; (ii) fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the

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periods indicated; and (iii) reflect no Material Adverse Effect since the date of the most recent audited financial statements, except as disclosed in the Disclosure Schedule.

(h)  No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities, obligations, or commitments, whether accrued, absolute, contingent, or otherwise, exceeding $50,000 in the aggregate, except as disclosed in the Disclosure Schedule or in the Company’s SEC filings.

(i)   Capitalization. The capitalization of the Company, including all outstanding shares of capital stock, options, warrants, and other rights to acquire securities, is accurately set forth in the Disclosure Schedule. The issuance of the Warrants will result in dilution of less than 20% of the outstanding Common Stock and voting power on a fully diluted basis as of the Closing Date.

(j)   Litigation. There are no pending or, to the Company’s Knowledge, threatened actions, suits, proceedings, or investigations against the Company or its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)  Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, and regulations, including the FCPA, SOX, anti-money laundering laws, and digital asset regulations, and have not received any written notice of violation that remains unresolved.

(l)   Intellectual Property. The Company and its Subsidiaries own or possess valid licenses to all intellectual property necessary to conduct their business as currently conducted, free and clear of any liens or encumbrances, except as disclosed in the Disclosure Schedule.

(m)  Taxes. The Company and its Subsidiaries have timely filed all material tax returns required by law, have paid all taxes due and payable, and have no pending tax disputes or assessments, except as disclosed in the Disclosure Schedule.

(n)  Insurance. The Company and its Subsidiaries maintain insurance policies adequate for the nature and scope of their business, all of which are in full force and effect.

(o)  Employees and Affiliates. There are no material labor disputes, claims, or proceedings involving the Company’s or its Subsidiaries’ employees. All transactions with Affiliates are disclosed in the Disclosure Schedule and have been conducted on terms no less favorable to the Company than would be obtained in an arm’s-length transaction.

(p)  Nasdaq Uplisting. The Company is taking all necessary steps to achieve Nasdaq uplisting by December 5, 2025, and is in compliance in all material respects with all applicable rules and requirements of the OTC Markets and Nasdaq, including those related to the issuance of the Warrants and Shares.

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(q)  Environmental Laws. The Company and its Subsidiaries are in compliance in all material respects with all applicable environmental laws, and no material environmental claims, actions, or proceedings are pending or, to the Company’s Knowledge, threatened.

(r)  ERISA. The Company and its Subsidiaries are in compliance in all material respects with ERISA, and no material pension plan issues or liabilities exist.

(s)  Brokers and Finders. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee in connection with the transactions contemplated by this Agreement, except as disclosed in the Disclosure Schedule.

(t)   Related Party Transactions. All transactions between the Company or its Subsidiaries and any related party (as defined in Item 404 of Regulation S-K) are disclosed in the Disclosure Schedule and have been conducted on terms no less favorable to the Company than would be obtained in an arm’s-length transaction with an unaffiliated third party.

(u)  Internal Controls. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, and is in compliance with SOX, with no material weaknesses identified.

(v)  Data Privacy. The Company and its Subsidiaries are in compliance in all material respects with all applicable data privacy and security laws, including the California Consumer Privacy Act (CCPA) and, to the extent applicable, the General Data Protection Regulation (GDPR).

(w)  No Market Manipulation. Neither the Company nor any of its Subsidiaries has taken, or will take, any action designed to, or that would reasonably be expected to, manipulate the price of the Common Stock or the $DOLO tokens in violation of applicable securities laws, exchange rules, or regulations.

ARTICLE 4:

INVESTOR REPRESENTATIONS AND WARRANTIES

Each Investor, jointly and severally, hereby represents and warrants to the Company, and the Lead Investor represents and warrants on behalf of itself and as agent for each other Investor, severally and not jointly, as of the Closing Date, that:

(a)  Organization and Authority. Such Investor is duly organized, validly existing, and in good standing under

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the laws of its jurisdiction of organization, with full power and authority to execute, deliver, and perform its obligations under the Transaction Documents. The execution, delivery, and performance of the Transaction Documents have been duly authorized by all necessary action on the part of such Investor, and the Transaction Documents, when executed and delivered, will constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity.

(b)  Accredited Investor Status. The Lead Investor has received and verified accreditation documentation from each member of the Dolomite Syndicate and confirms that each is an accredited investor under Rule 501(a) of Regulation D.

(c)  Investment Intent. Such Investor is acquiring the Warrants for its own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Such Investor understands that the Securities are subject to transfer restrictions and illiquidity risks and have not been registered under the Securities Act or any state securities laws.

(d)  Sophistication and Due Diligence. Such Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the investment in the Securities. Such Investor has had access to all information requested from the Company, including its OTC and SEC filings, and has relied solely on its own due diligence and the advice of its own legal, financial, and other advisors in making its investment decision.

(e)  No Conflicts. The execution, delivery, and performance of the Transaction Documents by such Investor, and the delivery of the Tokens as consideration, do not and will not (i) violate or conflict with such Investor’s organizational documents; (ii) violate or conflict with any applicable law, rule, regulation, judgment, decree, or order; or (iii) result in a breach of, or constitute a default under, any contract to which such Investor is a party, except where such violation, conflict, breach, or default would not materially impair such Investor’s ability to perform its obligations hereunder.

(f)  Token Ownership. The Lead Investor confirms that all Tokens to be delivered to the Multi-Sig Wallet are owned free and clear by the Investors (or subject to waivers as delivered), and it has full authority to cause such delivery on behalf of the Dolomite Syndicate.

(g)  No Brokers or Finders. Such Investor has not engaged any broker, finder, or investment banker in connection with the transactions contemplated by this Agreement, and no such Person is entitled to any fee or commission from such Investor.

(h)  Compliance with Crypto Restrictions. The Tokens to be delivered by such Investor comply with all applicable vesting schedules, transfer restrictions, or other contractual conditions, and any necessary waivers or consents have been obtained to permit their transfer to the Multi-Sig Wallet.

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ARTICLE 5:

COVENANTS

5.1  Best Efforts. Each of the Company and the Investors shall use commercially reasonable efforts to satisfy all conditions to the Closing set forth in Article 6 and to consummate the transactions contemplated by the Transaction Documents as promptly as practicable.

5.2  SEC Filings. The Company shall file or furnish, as applicable, a Form D with the SEC within 15 days after the Closing Date and a Form 8-K within 4 Business Days after the Closing Date (or supplemental report on the OTC), each in compliance with applicable OTC/SEC requirements. The Company shall disclose the PIPE transaction and its digital asset strategy in the Form S-1 to be filed by November 14, 2025, or soon thereafter, and the OTC report to be filed by November 14, 2025, in accordance with applicable securities laws.

5.3  Public Announcement. The Company shall issue a public announcement regarding the PIPE transaction by November 3, 2025, describing the transaction and the strategic benefits of the partnership with the Lead Investor, in a form reasonably acceptable to the Lead Investor.

5.4   No Integration. The Company shall ensure that no other offering of securities made by the Company within six months prior to or following the Closing Date is integrated with this PIPE transaction for purposes of Regulation D, so as to preserve the exemption from registration under Rule 506(b).

5.5   No General Solicitation. The Company shall conduct the offering and sale of the Warrants in compliance with Regulation D, Rule 506(b), without engaging in any general solicitation or general advertising, as defined under the Securities Act.

5.6   Lockup and Token Hold. The Company and the Investors shall comply with the 12-month lockup period for Shares and the Token hold restrictions set forth in Section 2.7, including coordinating in good faith to avoid breaches of vesting or lockup obligations.

5.7   Nasdaq Compliance. The Company shall use commercially reasonable efforts to achieve Nasdaq uplisting by December 5, 2025, and shall comply in all material respects with all applicable rules and requirements of the OTC Markets and Nasdaq, including those related to the issuance of the Warrants and Shares. If the uplisting is delayed beyond December 5, 2025, the parties shall negotiate in good faith to adjust the terms of Share issuance or the lockup period to ensure compliance with Nasdaq listing requirements.

5.8  Registration Rights. If requested by the Lead Investor, the Company shall file a registration statement on

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Form S-3 for the resale of the Shares after the 12-month lockup period and following successful Nasdaq uplisting, subject to compliance with applicable securities laws and Nasdaq rules.

5.9  Token Custody. The Company shall maintain all Tokens received pursuant to this Agreement in a mutually agreed digital asset custody arrangement, consistent with industry standards for the safekeeping of digital assets.

5.10  Accredited Investor Verification. The Lead Investor shall deliver to the Company a certification (in the form of that included in Schedule A) that it has verified the accredited investor status of each Investor in Schedule A in accordance with Rule 506(c) and Regulation D. The Company shall have the right to review such verification materials upon reasonable request, subject to confidentiality obligations.

ARTICLE 6:

CONDITIONS TO CLOSING

6.1  Mutual Conditions. The obligations of the Company and the Investors to consummate the Closing are subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

(a)  The Transaction Documents shall have been duly executed and delivered by all parties thereto.

(b)  The Company and the Lead Investor shall have completed satisfactory due diligence with respect to the Company’s financial condition, operations, legal compliance, and $DOLO’s regulatory status.

(c)  There shall be no material legal, regulatory, or governmental impediments, injunctions, or orders prohibiting or materially restricting the consummation of the transactions contemplated by this Agreement.

(d)  The Syndicate annex shall have been provided in preliminary form prior to signing the Transaction Documents and finalized as of the Closing Date.

(e)  The Lead Investor shall have delivered a legal opinion from a reputable law firm confirming that $DOLO is not a security under the Securities Act or is eligible for an applicable exemption, as described in Section 2.4(b)(iv).

6.2  Conditions to Company’s Obligations. The obligations of the Company to consummate the Closing are subject to the satisfaction or waiver, on or prior to the Closing Date, of the following additional conditions:

(a)  The representations and warranties of each Investor set forth in Article 4 shall be true and correct in all material respects as of the Closing Date.

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(b)  Each Investor shall have performed and complied in all material respects with all covenants and agreements required to be performed by it prior to the Closing, including delivery of the Tokens to the Multi- Sig Wallet.

(c)  The Lead Investor shall have provided written confirmation of waivers for any unvested Tokens held by Syndicate members and the legal opinion described in Section 2.4(b)(iv).

6.3  Conditions to Investors’ Obligations. The obligations of the Investors to consummate the Closing are subject to the satisfaction or waiver, on or prior to the Closing Date, of the following additional conditions:

(a)  The representations and warranties of the Company set forth in Article 3 shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of the Closing Date, except to the extent such representations speak as of an earlier date.

(b)  The Company shall have performed and complied in all material respects with all covenants and agreements required to be performed by it prior to the Closing.

(c)  No Material Adverse Effect shall have occurred and be continuing.

(d)  No stop order, suspension, or investigation by the SEC or any other governmental authority shall be pending or threatened that would prohibit or materially restrict the transactions contemplated by this Agreement.

(e)  The Company shall have obtained all necessary board and, if required, shareholder approvals for the transaction, including the issuance of the Warrants and Shares.

ARTICLE 7: INDEMNIFICATION

7.1  Company Indemnification. The Company shall indemnify, defend, and hold harmless the Investors, their Affiliates, and their respective officers, directors, employees, and agents from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or resulting from (i) any breach of the Company’s representations or warranties in this Agreement, (ii) any breach of the Company’s covenants or agreements in this Agreement, or (iii) any untrue statement or omission of a material fact in the Company’s SEC filings or disclosures related to this Agreement, including with respect to $DOLO’s non-security status, except to the extent such losses arise from the gross negligence or willful misconduct of an Investor.

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7.2   Investor Indemnification. Each Investor shall, severally and not jointly, indemnify, defend, and hold harmless the Company, its Affiliates, and their respective officers, directors, employees, and agents from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or resulting from any breach of such Investor’s representations or warranties in this Agreement, except to the extent such losses arise from the gross negligence or willful misconduct of the Company.

7.3   Indemnification Procedure. The party seeking indemnification (the “Indemnified Party”) shall promptly notify the party from whom indemnification is sought (the “Indemnifying Party”) in writing of any claim; provided that failure to provide such notice shall not relieve the Indemnifying Party of its obligations except to the extent materially prejudiced thereby. The Indemnifying Party shall have the right to assume control of the defense and settlement of such claim, subject to the Indemnified Party’s right to participate with counsel at its own expense. No settlement shall be made without the Indemnified Party’s consent, not to be unreasonably withheld, conditioned, or delayed, unless it involves only monetary damages fully covered by the Indemnifying Party.

7.4  Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 18 months, except that representations related to organization, authorization, valid issuance, and taxes shall survive indefinitely, and claims based on fraud or willful misconduct shall survive without limitation.

ARTICLE 8:

TERMINATION

8.1  Termination Events. This Agreement may be terminated prior to the Closing:

(a)  By mutual written consent of the Company and the Lead Investor.

(b)  By either the Company or the Lead Investor upon written notice to the other if there has been a material breach of any representation, warranty, covenant, or agreement by the other party, which breach remains uncured after 30 days’ written notice.

(c)  By either the Company or the Lead Investor if the Closing has not occurred by November 3, 2025, provided that the party seeking termination is not in material breach of its obligations hereunder.

(d)  By either the Company or the Lead Investor if a Material Adverse Effect occurs or a governmental authority issues a final, non-appealable order prohibiting the transactions contemplated by this Agreement.

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8.2   Effect of Termination. In the event of termination pursuant to Section 8.1, this Agreement shall become void and of no further effect, except that the provisions of Sections 5.3 (Public Announcement), 5.6 (Lockup and Token Hold), 14.1 (Governing Law), 14.6 (Confidentiality), 14.5 (Fees and Expenses), and this Section

8.2 shall survive termination. Upon termination, any Tokens held in escrow shall be returned to the Investors within 10 Business Days, and neither party shall have any further liability to the other, except for liabilities arising from breaches occurring prior to termination.

ARTICLE 9: TRANSFER RESTRICTIONS

9.1  Restrictive Legends. The Warrants and Shares shall bear restrictive legends substantially in the following form, until such time as they may be removed in accordance with applicable law:

"The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, assigned, pledged, or otherwise disposed of unless registered under such Act or an exemption from registration is available, such as under Rule 144, subject to a 12-month holding period."

9.2  Rule 144 Compliance. Each Investor agrees to comply with the requirements of Rule 144 under the Securities Act with respect to any resale of the Securities, including the applicable holding period and volume limitations.

9.3  Stop Transfer Instructions. The Company shall instruct the Transfer Agent not to register any transfer of the Securities unless such transfer complies with the restrictions set forth in this Agreement or is otherwise permitted under applicable securities laws.

ARTICLE 10: REGISTRATION RIGHTS

10.1  Optional Registration. If requested in writing by the Lead Investor, the Company shall use commercially reasonable efforts to file a registration statement on Form S-3 with the SEC for the resale of the Shares issued upon exercise of the Warrants, following the expiration of the 12-month lockup period and the Company’s successful uplisting to Nasdaq, in compliance with applicable securities laws and Nasdaq rules.

10.2  Expenses. The Company shall bear all expenses incurred in connection with any registration pursuant to Section 10.1, including filing and legal fees, but excluding underwriting discounts and commissions attributable to the Investors’ Shares.

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10.3  Termination of Registration Rights. The registration rights set forth in this Article 10 shall terminate upon the earlier of (i) five years following the Closing Date, or (ii) the date on which all Shares may be sold without restriction under Rule 144 without volume limitations.

ARTICLE 11:

BLUE SKY COMPLIANCE

11.1      State Filings. The Company shall file, or cause to be filed, all notices required under applicable Blue Sky Laws of each state in which the Securities are offered or sold, within 10 Business Days following the Closing Date, to ensure compliance with state securities laws.

11.2      Investor Cooperation. Each Investor shall provide any information or documentation reasonably requested by the Company to facilitate compliance with Blue Sky Laws, including legal opinions for state transfers following the lockup period.

ARTICLE 12: TOKEN DELIVERY

12.1  Token Delivery to Escrow. The Investors shall deliver, or cause to be delivered, all Tokens covering the aggregate investment amount of $10,000,000, calculated per the tranche milestones in Schedule B, to the Multi-Sig Wallet within 10 Business Days of the Closing Date, in accordance with Exhibit C (Multi-Sig Wallet Configuration) and Exhibit D.

12.2  Tranche Release. Upon verification of a tranche trigger pursuant to Section 2.6(a), the Multi-Sig Wallet shall release the corresponding quantity of Tokens to the Company Wallet within 5 Business Days, as specified in Exhibit D.

12.3  Waivers for Unvested Tokens. The Lead Investor shall provide, or cause to be provided, written confirmation of waivers for any unvested Tokens held by Syndicate members from the 2023 seed raise, sufficient to enable their transfer to the Multi-Sig Wallet, in form and substance reasonably satisfactory to the Company.

ARTICLE 13: ANTI-DILUTION

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13.1  Limited Anti-Dilution Adjustments. The number of Shares issuable upon exercise of the Warrants shall be adjusted only to reflect stock splits, reverse stock splits, stock dividends, or other proportionate recapitalizations that affect all holders of Common Stock equally. No adjustment shall be made for any future equity issuances, financings, changes in market price, or other transactions, whether dilutive or otherwise, unless expressly agreed in writing by the Company and the Lead Investor.

ARTICLE 14: MISCELLANEOUS

14.1  Governing Law. This Agreement and all claims or causes of action arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to its conflict of law principles. Any disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in New York, New York, under the Commercial Arbitration Rules of the American Arbitration Association, with the prevailing party entitled to recover reasonable attorneys’ fees and costs.

14.2  Notices. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and delivered by email (with confirmation of receipt) or certified mail, return receipt requested, to the addresses set forth in Schedule A, or to such other addresses as the parties may designate in writing. Notices shall be deemed delivered upon receipt or, if by email, upon confirmation of delivery.

14.3  Assignment. No party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other parties, except that an Investor may assign its rights to an Affiliate, provided such Affiliate agrees in writing to be bound by this Agreement. Any attempted assignment in violation of this Section shall be void.

14.4  Amendments. This Agreement may not be amended, modified, or supplemented except by a written instrument signed by the Company and the Lead Investor (on behalf of all Investors).

14.5  Fees and Expenses. Each party shall bear its own costs and expenses incurred in connection with the negotiation, execution, and performance of this Agreement, except that the Company shall reimburse the Investors for their reasonable documented expenses, including legal and due diligence fees, up to an aggregate amount of $50,000.

14.6  Confidentiality. The terms and conditions of this Agreement shall remain confidential and shall not be disclosed by any party to any third party, except as required by law or to the parties’ legal, financial, or other advisors, until the Company issues the public announcement regarding the PIPE transaction by November 3, 2025. The parties shall coordinate in good faith on the content and timing of such announcement.

14.7  Exclusivity. The Company grants to the Lead Investor and the Dolomite Syndicate an exclusive right to negotiate and finalize the Transaction Documents for a period of 10 days from October 29, 2025, during

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which the Company shall not solicit, negotiate, or enter into any agreement with any other party for a similar financing transaction.

14.8  Entire Agreement. This Agreement, together with the Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, including the Term Sheet, whether written or oral.

14.9  Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, such provision shall be severed, and the remaining provisions shall continue in full force and effect.

14.10  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures or delivery of executed counterparts by facsimile or email shall be deemed as effective as originals.

14.11  No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein shall create or be construed to create any rights in any other Person, except as provided in Article 7 with respect to indemnified parties.

14.12  Waiver. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. No waiver of any breach shall constitute a waiver of any subsequent breach.

14.13  Force Majeure. No party shall be liable for any failure or delay in performance due to circumstances beyond its reasonable control, including acts of God, war, terrorism, blockchain network failures, or governmental actions, provided that such party promptly notifies the other parties and uses reasonable efforts to mitigate the delay.

14.14  Headings. The headings in this Agreement are for convenience only and shall not affect the interpretation or construction of this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Stewards Inc.

By: /s/ Shaun Quin

Name: Shaun Quin

Title: President

Dolomite Foundation

(for itself and as agent for the Dolomite Syndicate)

By: /s/ Corey Caplan

Name: Corey Caplan Title: Director

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]